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                                                                    EXHIBIT 23.6



                         INDEPENDENT AUDITORS' CONSENT

We have issued our report dated July 26, 1995, accompanying the consolidated financial statements of Weinstein Family Services, Inc. and Subsidiaries as of and for the year ended April 30, 1995 included in the current report on Form 8-K of The Loewen Group Inc. dated May 1, 1996, which is incorporated by reference in this registration statement. We hereby consent to the incorporation by reference in the registration statement on Form S-4 of the Loewen Group Inc. and Loewen Group International, Inc. of the aforementioned report.


/s/ Altschuler, Melvoin and Glasser LLP
Chicago, Illinois
November 15, 1996